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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this registration statement on Form S-4 for Tumbleweed Communications Corp. and to the incorporation by reference in this registration statement of our report dated October 19, 1999 (except with respect to the matter discussed in Notes 12 and 14, as to which the date is December 22, 1999) included in Interface Systems, Inc.'s Form 10-K for the year ended
September 30, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Detroit, Michigan,

July 17, 2000